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                                 Exhibit 99.7
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                       ILLINOIS COMMUNITY BANCORP, INC.
                       COMPENSATION-RELATED RESOLUTIONS

                            _______________________

                            Secretarial Certificate
                             re Board Resolutions
                            _______________________

     I, the undersigned Secretary of Illinois Community Bancorp, Inc. (the "Company"), Effingham, Illinois 62401-3613, do hereby certify that the following resolutions were adopted by the affirmative vote of the Company's Board of Directors (the "Board") at a meeting held on the ___th day of ____________, 1996, a quorum being present and that such resolutions remain in full force and effect as of the date indicated in the final paragraph hereof.

     WHEREAS, in connection with the reorganization of Illinois Guarantee Savings Bank, FSB (the "Bank") into a holding company form of ownership, the board of directors of the Bank has rescinded the management recognition plan and the stock option plan maintained by the Bank;

I.   1996 STOCK OPTION AND INCENTIVE PLAN

     WHEREAS, it is deemed to be in the best interests of Illinois Community Bancorp, Inc. (the "Company") and its stockholders that the Company (i) recognize the contributions of the Bank's and the Company's management, Board of Directors, and staff to the growth, success, and profitability of the Bank and the Company, and (ii) encourage the continued contributions of such related persons through the adoption and implementation of the stock option plan that has been submitted and considered at this meeting;

     NOW, THEREFORE, BE IT RESOLVED, that the Illinois Community Bancorp, Inc. 1996 Stock Option and Incentive Plan (the "Option Plan") be adopted and approved substantially in the form attached hereto as Exhibit "A" and as fully considered by the Board, subject to such final adjustments of an immaterial nature as the Company's Chairman or President may deem to be necessary or proper to effect the purpose of the Option Plan and of these resolutions; and

     RESOLVED FURTHER, that directors Garbe, Ludwig, and Sehy be and are hereby appointed to constitute the Stock Option Committee pursuant to the terms of the Option Plan; and

     RESOLVED FURTHER, that the Company shall reserve for issuance under the Option Plan, and is hereby authorized to issue upon receipt of proper consideration in accordance with the terms of the Option Plan, up to 50,255 shares of the Company's common stock ("Common Stock"), as such number of shares may be adjusted in accordance with the Option Plan, upon the exercise of stock options or other awards granted thereunder; and

     RESOLVED FURTHER, that upon the issuance of the foregoing shares of Common Stock, an amount equal to the aggregate par value thereof shall be transferred to the Company's capital account, and such shares shall be fully paid and non-assessable.
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Illinois Community Bancorp, Inc.
Compensation-Related Resolutions
Page 2


     RESOLVED FURTHER, that the Company's President be and hereby is authorized to take or to direct the taking of any actions that he may deem necessary or proper in connection with the adoption of the Option Plan.

II.  MANAGEMENT RECOGNITION PLAN

     WHEREAS, it is deemed to be in the best interests of the Company and its stockholders that the Company (i) recognize the contributions of the Bank's and the Company's management, Board of Directors, and staff to the growth, success, and profitability of the Bank and the Company, and (ii) encourage the continued contributions of such related persons through the adoption and implementation of the management recognition plan and associated trust that have been submitted and considered at this meeting.

     NOW, THEREFORE, BE IT RESOLVED, that the Illinois Community Bancorp, Inc. Management Recognition Plan (the "MRP") and associated MRP Trust Agreement be adopted and approved substantially in the form attached hereto as Exhibits "B" and "C", respectively, and as fully considered by the Board, subject to such final adjustments of an immaterial nature as the Company's President may deem to be necessary or proper to effect the purpose of the MRP and of these resolutions; and

     RESOLVED FURTHER, that directors Garbe, Ludwig, and Sehy be and are hereby appointed both to constitute the MRP Committee and to act as trustees of the MRP trust pursuant to the terms of the MRP; and

     RESOLVED FURTHER, that the Secretary of the Company shall contribute to the trust associated with the MRP amounts sufficient to enable the trust to purchase, at any time and as requested by the MRP trustees from time to time, a number of shares of Common Stock equal to the maximum number of shares with respect to which awards may be made under the MRP; and

     RESOLVED FURTHER, that a number of authorized but unissued or treasury shares of Common Stock equal to the maximum number reserved for awards under the MRP shall be reserved for sale by the Company directly to the trust associated with the MRP, at a price per share equal, on the date of such sale or sales, to its fair market value as determined by the Company's President in his discretion (which price shall be presumed to be acceptable by the Company if it is determined pursuant to Paragraph 7(a) of the Option Plan); and

     RESOLVED FURTHER, that the Company's President be and hereby is authorized to take or to direct the taking of any actions that he may deem necessary or proper in connection with the adoption of the MRP including the execution of such documents, approvals, consents, applications, or other materials as he deems necessary or appropriate to effect the purposes and the intent of the foregoing resolutions and the transactions contemplated therein.
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Illinois Community Bancorp, Inc.
Compensation-Related Resolutions
Page 3


     IN WITNESS WHEREOF, the undersigned has set her hand and the seal of the Bank this _______ day of May, 1996.



                                              ________________________________
                                              Secretary


(SEAL)